EXHIBIT 10.83

WARRANT PURCHASE AGREEMENT

WORKFLOW MANAGEMENT, INC. 240 Royal Palm Way Palm Beach, Florida 33480

January 15, 2003

To the Participants Listed on the Schedule of Participants

Ladies and Gentlemen:

The undersigned, Workflow Management, Inc., a Delaware corporation (hereafter, with its successors and assigns, the “Company”), proposes to sell and issue to each of the persons listed on the Schedule of Participants attached hereto (individually referred to herein as a “Participant”, and collectively referred to herein as the “Participants”) a Common Stock Purchase Warrant of the Company in the form of Exhibit A hereto, on and subject to the terms and conditions set forth in this Agreement. This Agreement is entered into, and each such Common Stock Purchase Warrant is issued, in connection with that certain Second Amended and Restated Credit Agreement dated as of January 15, 2003 among the Company and the Participants.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS.

In addition to those terms defined elsewhere in this Agreement, for all purposes of this Agreement the following terms shall have the meanings set forth herein or elsewhere in the provisions hereof:

Affiliate shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is an Executive Officer, director or direct or indirect beneficial holder of, or who has the right to acquire, at least 20% of any voting class of the then outstanding capital stock (or other shares of beneficial interest) of the Company (or other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in clause (a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own or have the right to acquire at least 20% of any voting class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 20% equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person; provided, however, that neither the Participants, nor any Affiliate of the Participants, shall be an Affiliate of the Company for the purposes of this Agreement.

Bank Affiliate. See Section 9.1 hereof.

Bank Holding Company Act. See Section 9.1 hereof.

Charter shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

Closing. See Section 2.2.

Closing Date. See Section 2.2.

Commission shall mean the Securities and Exchange Commission.

Common Stock shall mean, the common stock, $0.001 par value per share, of the Company as constituted pursuant to the Company’s Charter on and as of the date hereof, and, in addition, any capital stock or other securities into which or for which Common Stock shall have been reclassified, converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company and any other securities constituting “Common Stock” under the Warrant.

Company. See preamble.

Credit Agreement shall mean that certain Second Amended and Restated Credit Agreement dated of even date herewith among the Participants and the Company.

Demand Registration. See Section 7.2.

Executive Officer shall mean a president, vice president, treasurer, secretary, chief financial officer, controller or principal accounting officer.

Exercise Price. As defined in the Warrant.

Family Members shall mean, as applied to any individual, any spouse, any ancestor or descendent, or any other relative (by blood, adoption, or marriage), within the second degree of such individual, and each trust created for the benefit of one or more of such Persons and each custodian of a property of one or more such Persons.

Fair Market Value. As defined in the Warrant.

Financing Agreements shall include this Agreement, the Securities, the Credit Agreement, and agreements and certificates executed and delivered to any of the Participants by any Person in connection therewith.

Holder. See Section 7.1.

Lien shall mean (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; or (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles, or chattel paper, with or without recourse.

Participant and Participants. See Preamble.

Person shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

Piggyback Registration. See Section 7.3.

Public Sale shall mean any sale of Common Stock to the public (a) pursuant to a public offering registered under the Securities Act, (b) through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act, or (c) pursuant to any other public offering not required to be registered under the Securities Act.

register, registered and registration. See Section 7.1.

Registrable Securities. See Section 7.1.

Registration Expenses. See Section 7.8.

Securities shall mean, collectively, the Warrants and the shares of Warrant Stock.

Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute or code, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Small Business Act shall mean the Small Business Investment Act of 1958, as amended, or any successor federal statute, and the rules and regulations of the Small Business Administration thereunder, all as the same shall be in effect from time to time.

Transfer Notice. See Section 10.2.

Underwriters’ Maximum Number. See Section 7.1.

Warrant(s) shall mean each Common Stock Purchase Warrant of the Company issued to the Participants pursuant to Section 2.1 hereof and any other warrants transferred to any other holders pursuant to Section 10 hereof or otherwise delivered in exchange or in substitution therefor.

Warrant Stock shall mean the shares of Common Stock issuable upon exercise of the Warrant and any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

2. SALE AND PURCHASE OF WARRANT.

2.1. Sale and Purchase of Warrants. As additional consideration to the Participants for entering into the Financing Agreements and providing financing to the Company in accordance with the Financing Agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, at the Closing hereunder, the Company will issue to each Participant, and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties of the Company set forth or referred to herein, each such Participant agrees, severally and not jointly, to accept from the Company: a Common Stock Purchase Warrant evidencing the right to purchase up to the maximum aggregate number of shares of Common Stock set forth opposite said Participant’s name on the Schedule of Participants (in the aggregate the Common Stock Purchase Warrants shall evidence the right to purchase up to 1,000,000 shares of Common Stock), at a purchase price per share equal to the Exercise Price, with such number of shares and such purchase price being subject to adjustment as provided in the Warrant. Each such Common Stock Purchase Warrant shall be substantially in the form of Exhibit A attached hereto.

2.2. Closing. The closing of the purchase and sale of the Warrants (the “Closing”) will take place at the offices of Riemer & Braunstein LLP, Three Center Plaza, Boston, Massachusetts 02108, at 10:00 a.m. on January 15, 2003, or at such other time, date and place as the parties hereto may agree upon (the “Closing Date”). At the Closing, the Company will (among other things) deliver to the Participants the Warrants. The Warrants will be issued to the Participants or any nominee specified by the Participants on the Closing Date and registered in the Participant’s name or the name of such specified nominee in the Company’s records.

3. REPRESENTATIONS AND WARRANTIES.

In order to induce the Participants to enter into this Agreement and to acquire the Warrants, the Company hereby represents and warrants as follows as of the Closing Date:

3.1. Organization and Good Standing. The Company is duly organized and existing in good standing in the State of Delaware and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company’s business or financial condition. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

3.2. Authorization, The execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Securities hereunder, (a) are within the Company’s corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with, or result in any breach of any provision of or the creation of any Lien upon, any of the property of the Company under, or require any consent or approval pursuant to, the Charter or bylaws of the Company, or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

3.3. Enforceability. The execution and delivery by the Company of this Agreement, and the issuance and sale by the Company of the Securities hereunder, will result in legally binding obligations of the Company, enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought, and (c) the enforceability of the indemnities and contribution provisions contained in Section 7 hereof may be limited under federal securities laws.

3.4. Governmental Approvals. Subject to the accuracy of the Participants’ respective representations set forth in Section 4 hereof, the execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Securities hereunder, do not require the approval or consent of, or any filing with, any governmental authority or agency.

3.5. Capitalization.

(a) The Company is authorized to issue up to150,000,000 shares of Common Stock and up to 1,000,000 shares of preferred stock. At the Closing, the Company has approximately 13,229,207 shares of Common Stock and no shares of preferred stock issued and outstanding. All of the outstanding shares of Common Stock have been duly and validly issued, are fully paid and non-assessable.

(b) Reservation, Etc. Sufficient shares of the authorized but unissued Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants. The issuance of the Warrants and the shares of Warrant Stock upon the exercise of the Warrants will not require any further corporate action by the stockholders or directors of the Company, are not subject to preemptive rights in any stockholders of the Company or other Persons, and do not conflict with any provision of any agreement, contract, lease, license, mortgage, indenture, deed of trust or instrument to which the Company is a party or by which it is bound, and such Common Stock, when issued upon exercise of the Warrants in accordance with their respective terms or upon conversion, will be duly authorized, validly issued, fully paid and non-assessable.

3.6. Governmental Regulations. The Company is not a “holding company”, or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935; nor is the Company a “registered investment company”, or an “affiliated person” or a “principal underwriter” of a “registered investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

4. INVESTMENT REPRESENTATIONS.

Each Participant, severally and not jointly with any other Participant, represents and warrants to the Company as follows: (a) that it is (i) an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act, and (ii) acquiring the Securities for investment and not with a view to selling or otherwise distributing the Securities in violation of applicable federal and state securities laws; provided, however, that the disposition of a Participant’s property shall at all times be and remain in the Participant’s control, subject to the provisions of Section 10 hereof; (b) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the

Warrant and Warrant Stock; and (c) it has had an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this investment. Each Participant further acknowledges that it has received from the Company the following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended: (i) Annual Report on Form 10-K for the fiscal year ended April 30, 2002; (ii) Proxy Statement for 2002 Annual Meeting of Stockholders, (iii) 2002 Annual Report to Stockholders, and (iv) Quarterly Reports on Form 10-Q for the quarters ended July 31, 2002 and October 31, 2002.

5. CONDITIONS TO PURCHASE

Each Participant’s obligation to acquire such Participant’s Warrant pursuant to this Agreement is several and not joint with any other Participant, and is subject to compliance by the Company with its agreements herein contained, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

5.1. Charter Documents; Good Standing Certificate. The Participants shall have received from the Company a copy, certified by a duly authorized officer of the Company to be true and complete as of the Closing Date, of the Charter and the by-laws of the Company; and a certificate, dated a date satisfactory to the Participants, of the Secretary of State or other appropriate official of each state in which the Company is incorporated or qualified to do business, as to the Company’s corporate good standing or qualification to do business in such state, as the case may be.

5.2. Proof of Corporate Action. The Participants shall have received from the Company copies, certified by a duly authorized officer thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement.

5.3. Incumbency Certificate. The Participants shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, this Agreement, and to give notices and to take other action on behalf of the Company under each of such documents.

5.4. Legal Opinion. The Participants shall have received from counsel to the Company their favorable opinion covering such matters with respect to the transactions contemplated by this Agreement as the Participants may reasonably request.

5.5. Representations and Warranties; Officers’ Certificates. The representations and warranties contained herein shall be true and correct on and as of the Closing Date. The

Company shall have performed and complied with all conditions and agreements required to be performed or complied with by it prior to the Closing; and the Participants shall have received on the Closing Date a certificate to these effects signed by an authorized officer of the Company.

5.6. Legality; Governmental Authorization. The purchase of the Securities shall not be prohibited by any law or governmental order or regulation, and shall not subject the Participants to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Financing Agreements shall have been duly obtained or made and shall be in full force and effect; provided, however, that the Company shall file a Form D under the Securities Act (and any applicable state securities laws) after the Closing Date.

5.7. General. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Participants, and the Participants shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, opinions of counsel, consents, licenses, approvals, permits and orders which the Participants may have requested in connection therewith.

6. SUBSEQUENT HOLDERS OF SECURITIES.

Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for a Participant’s benefit as the holder of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities. Transfer by a Participant is subject to prior notice to the Company and reasonable confirmation by counsel acceptable to the Company that such transfer may be made in compliance with applicable law.

7. REGISTRATION RIGHTS; PUT OPTION.

7.1. Definitions. As used in this Section 7:

Holder means each Participant and any Person to whom any Registrable Securities are transferred in accordance with the provisions hereof. A Holder shall, for all purposes of this Section 7, unless the context shall otherwise require, be deemed to hold, at any particular time, all shares of Warrant Stock issuable upon exercise of the Warrants held of record by such Holder at such time.

register, registered and registration refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

Registrable Securities means, at any particular time, all shares of Warrant Stock (a) issuable upon exercise of the Warrants at such time, and/or (b) issued and outstanding at such time. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and, in the opinion of counsel reasonably satisfactory to the Company, subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

Underwriters’ Maximum Number means for any Demand Registration, Piggyback Registration or other registration which is an underwritten registration, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited.

7.2. Demand Registration.

(a) Request for Demand Registration.

(i) Subject to the limitations contained in the following paragraphs of this Section 7.2, the Holders of more than fifty percent (50%) of all Registrable Securities at any time outstanding may at any time give to the Company, pursuant to this clause (i), a written request for the registration by the Company under the Securities Act of all or any part of the Registrable Securities of such Holders (such registration being herein called a Demand Registration); provided, that, at the time of any such written request for a Demand Registration, the aggregate price to the public for all Registrable Securities proposed to be included therein would reasonably be expected to exceed $500,000 (based on the then-current market price). Within 15 days after the receipt by the Company of any such written request, the Company will give written notice of such registration request to all Holders of Registrable Securities.

(ii) Subject to the limitations contained in the following paragraphs of this Section 7.2, after the receipt of such written request for a Demand Registration, (A) the Company will be obligated and required to include in such Demand Registration all

Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within 30 days after the date on which the Company shall have given to all Holders a written notice of registration request pursuant to Section 7.2(a)(i) hereof, the written requests of such Holders for inclusion in such Demand Registration, and (B) the Company will use its reasonable best efforts in good faith to cause a registration statement to be filed, and to become effective, as expeditiously as reasonably possible. All written requests made by Holders of Registrable Securities pursuant to this clause (ii) will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof. Such method of disposition shall, in any case, be an underwritten offering if an underwritten offering is requested by Holders of not less than fifty percent (50%) of the Registrable Securities to be included in such Demand Registration.

(b) Limitations on Demand Registration.

(i) Except as set forth below, the Holders of Registrable Securities shall jointly be entitled to require the Company to effect an underwritten Demand Registration pursuant to Section 7.2(a) hereof on only two (2) occasions and the Company will use its reasonable best efforts in good faith to cause any such registration statement to be filed and to become effective as expeditiously as shall be reasonably possible.

(ii) Any registration initiated by Holders of Registrable Securities as a Demand Registration pursuant to Section 7.2(a) hereof shall not count as a Demand Registration for purposes of Section 7.2(b)(i) hereof unless and until such registration shall have become effective.

(iii) The Company shall not be obligated or required to effect the Demand Registration of any Registrable Securities pursuant to Section 7.2(a) or Section 7(b)(iv) hereof within 180 days after the effective date of any registration involving an underwritten offering of the Company pertaining to any underwritten registration initiated by the Company provided such registration was (A) solely for the account of the Company, or (B) partly for the account of the Company and in which at least seventy-five percent (75%) of the Registrable Securities requested to be included therein by the Holders were so included.

(iv) Registrations on Form S-3. If at any time a Holder or Holders of Registrable Securities request in writing that the Company file a registration statement on Form S-3 (or any successor thereto relating to secondary offerings) for a public offering of all or any portion of the shares of Registrable Securities held by such requesting Holder or Holders, the aggregate price to the public of such offering would reasonably be expected to exceed $250,000 (based on the then current market price), and the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its reasonable best efforts in good faith to cause a registration statement on Form S-3 under the Securities Act (or any successor form relating to secondary offerings) to be filed and to become effective as expeditiously as shall be reasonably possible, for public sale in accordance with the method of disposition specified in such notice of the number of shares of Registrable Securities specified in such notice; provided, however, that the Company shall not be obligated to register Registrable Securities under this Section 7.2(b)(iv) on more than one occasion in any six-month period for any Holder. The number of registrations on Form S-3 that may be requested by any Holder of Registrable Securities shall be unlimited.

(v) Notwithstanding the foregoing, with respect to any request for a Demand Registration made pursuant to Section 7.2(a) hereof or a Form S-3 registration made pursuant to Section 7.2(b)(iv) above, if the Company shall furnish to the Holders of Registrable Securities requesting such Demand Registration a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Demand Registration or Form S-3 registration to be effected at the date filing would be required, and it is therefore essential to delay the effecting of such Demand Registration, the Company shall have an additional period of not more than ninety (90) days within which to effect such Demand Registration; provided, however, that the Company may exercise its delay right under this Section 7.2(b)(v) not more than once during any twelve (12) month period.

(c) Priority on Demand Registrations. If the managing underwriters in any Demand Registration shall give written advice to the Company and the Holders of Registrable Securities to be included in such registration of an Underwriters’ Maximum Number, then: (i) the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration which does not exceed the Underwriters’ Maximum Number, and such number of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder; (ii) if the Underwriters’ Maximum Number exceeds the number of Registrable Securities requested by the Holders thereof to be included in such registration, then the Company will be entitled to include in such registration that number of securities which shall have been requested by the Company to be included in such registration for the account of the Company and which shall not be greater than such excess; and (iii) if the Underwriters’ Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such Demand Registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons (other than the Holders as such) shall have requested be included in such registration and which shall not be greater than such excess. Neither the Company nor any of its securityholders (other than Holders of Registrable Securities) shall be entitled to include any securities in any underwritten Demand Registration unless the Company or such securityholders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

(d) Selection of Underwriters. If any Demand Registration or any registration effected pursuant to Section 7.2 hereof is an underwritten offering, or a best efforts underwritten offering, the investment bankers and managing underwriters in such registration will be selected by the Company, subject to the approval of Holders of at least a majority of the Registrable Securities to be included in such registration, such approval not to be unreasonably withheld.

7.3. Piggyback Registrations.

(a) Rights to Piggyback.

(i) If (and on each occasion that) the Company proposes to register any of its securities under the Securities Act on Forms S-1, S-2, or S-3 (or any successors thereto) either for the Company’s own account or for the account of any of its securityholders (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will, at its expense, give written notice to all Holders of Registrable Securities of such proposal not later than the earlier to occur of (A) the tenth day following the receipt by the Company of notice of exercise of any registration rights by any persons, and (B) twenty (20) days prior to the anticipated filing date of such Piggyback Registration.

(ii) Subject to the provisions contained in paragraphs (b) and (c) of this Section 7.3 and in the last sentence of this clause (ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within 15 days after the date on which the Company shall have given written notice of such Piggyback Registration to all Holders of Registrable Securities pursuant to Section 7.3(a)(i) hereof, the written requests of such Holders for inclusion in such Piggyback Registration, and (B) subject to the right of the Company to abandon or withdraw any registration initiated by it at any time, the Company will use its reasonable best efforts in good faith to cause a registration statement including such Registrable Securities to be filed and to become effective as expeditiously as shall be reasonably possible. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities of such Holders from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or issued as consideration in connection with an arms’ length acquisition.

(b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration initiated by the Company, and the managing underwriters shall give written advice to the Company of an Underwriters’ Maximum Number, then (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters’ Maximum Number; (ii) if the Underwriters’ Maximum Number exceeds the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration and which does not exceed such excess and such Registrable Securities shall be allocated for inclusion pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included therein by such Holders; and (iii) if the Underwriters’ Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons shall have requested be included in such registration and which shall not be greater than such excess.

(c) Priority on Secondary Registrations. If any Piggyback Registration is an underwritten secondary registration initiated by holders of the Company’s securities (other than the Holders) and the managing underwriters shall give written advice to the Company of an Underwriters’ Maximum Number for such registration, then: (i) the Company will be obligated and required to include in such registration both (x) the number of securities requested by the holders initiating such Piggyback Registration and (y) the number of Registrable Securities requested by the Holders thereof to be included in such registration, which together in the aggregate do not exceed the Underwriters’ Maximum Number and if such requests in the aggregate exceed the Underwriters’ Maximum Number, then such Registrable Securities shall be allocated for inclusion pro rata among the two different groups of holders identified in clauses (x) and (y) of this paragraph on the basis of the number of securities requested to be included therein by each such group of holders (and shall be further allocated for inclusion pro rata among the holders within each such group of holders identified in clauses (x) and (y) of this paragraph on the basis of the number of Registrable Securities requested to be included therein by the holders within each group); and (ii) if the Underwriters’ Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration and the number of securities to be included in such registration by holders initiating such registration, then the Company may include in such registration that number of securities for its own account which shall not be greater than such excess.

(d) Selection of Underwriters. In any Piggyback Registration, the Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

7.4. Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing the thirtieth day prior to, and ending on the effective date of any underwritten Demand Registration or Piggyback Registration, except in connection with any such underwritten registration.

7.5. Registration Procedures. If (and on each occasion that) the Company shall become obligated to effect any registration of any Registrable Securities hereunder, the Company will use its reasonable best efforts in good faith to effect the registration of such Registrable Securities under the Securities Act and to permit the public offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company, as expeditiously as reasonably possible, will:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one legal counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for not more than three (3) months, and, to the extent within the control of the Company, comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each Holder selling Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and each prospectus filed under Rule 424 of the Securities Act) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such Holder;

(d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, use its best efforts to keep each such registration or qualification effective, during the period such registration statement is required to be kept effective (as specified in Section 7.5(b) hereof), and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), or (ii) to subject itself to taxation in any such jurisdiction;

(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, each seller of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such seller;

(f) cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration on each securities exchange or automated quotation systems, if any, on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) make available for inspection on a confidential basis by any Holder that is a seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply on a confidential basis all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, acting in good faith, might be deemed to be an underwriter or a controlling person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to permit the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 7.9 hereof; and

(k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order.

7.6. Cooperation by Prospective Sellers, Etc.

(a) Each prospective seller of Registrable Securities will furnish to the Company in writing such information as the Company may reasonably require from such seller, and otherwise reasonably cooperate with the Company in connection with any registration statement with respect to such Registrable Securities.

(b) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Section 7 shall not affect the obligations of the Company under this Agreement to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

(c) The Holders of Registrable Securities included in any registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

7.7. Intentionally Omitted.

7.8. Registration Expenses.

(a) All costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Sections 7.2 and 7.3 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the blue sky qualification of Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of not more than one (1) counsel representing the Holders of Registrable Securities, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or “cold comfort” letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts and commissions), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other persons retained by the Company (all such costs and expenses being herein called, collectively, the “Registration Expenses”), will be borne and paid by the Company. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or automated quotation system on which similar securities of the Company are then listed.

(b) The Company will not bear the cost of nor pay for any (i) stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Section 7, or (ii) underwriters’ fees, commissions or discounts in respect of Registrable Securities sold in such registration.

7.9. Indemnification.

(a) Indemnification by the Company. The Company will indemnify each Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such Person and each Person who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director, partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, underwriter, officer, director, partner or controlling person and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

(b) Indemnification by Each Holder. Each Holder requesting or joining in a registration will indemnify each underwriter of the securities so registered, the Company and its officers and directors and each person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement by such Holder (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and such Holder will reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company in an instrument duly executed by any such Holder and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and provided further, that, except in case of a Holder’s willful misconduct or fraud, such Holder’s liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

(c) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 7.9 (the “indemnified party”) shall give notice to the party required to provide indemnification pursuant to this Section 7.9 (the “indemnifying party”) promptly after such indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the indemnified party, and the indemnified party may participate in such defense at such party’s expense; and provided, further, that the failure by any indemnified party to give notice as provided in this paragraph (c) shall not relieve the indemnifying party of its obligations under this Section 7.9 except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 7.9 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

7.10. Contribution in Lieu of Indemnification. If the indemnification provided for in Section 7.9 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7.10 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Except in the case of a Holder’s willful misconduct or fraud, such Holder’s liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

7.11. Rule 144 Requirements; Form S-3. The Company will use its reasonable best efforts in good faith to take all steps within its control necessary to ensure that the Company will be eligible to register securities on Form S-3 (or any comparable form adopted by the Commission) and to make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144 of the Commission under the Securities Act, such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to that Rule. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than two (2) consecutive years, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety (90) preceding days, and (iii) as to such other matters as may be appropriate in accordance with such Rule, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

7.12. Participation in Underwritten Registrations. No Person may participate in any underwritten registration pursuant to this Section 7 unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled, under the provisions hereof, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration prior to its effective date in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.

7.13. Miscellaneous.

(a) Inconsistent Agreements. The Company has not previously entered into, and will not at any time after the date hereof enter into, any agreement or contract (whether written or oral) with respect to any of its securities which prevents the Company from complying in any respect with the registration rights granted by the Company to Holders of Registrable Securities hereunder.

(b) Amendments and Waivers. The provisions of this Section 7 including the provisions of this paragraph (b), may not be amended, modified or supplemented, and any waiver or consent to or any departure from any of the provisions of this Section 7 may not be given and shall not become or be effective, unless and until (in each case) the Company shall have received the prior written consent of the Holders of at least a majority of all Registrable Securities for any such amendment, modification, supplement, waiver or consent.

(c) Registrable Securities Held by Company. Whenever the consent or approval of Holders of Registrable Securities is required pursuant to this Section 7, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Holders.

8. REGISTRATION AND TRANSFER OF SECURITIES.

8.1. Registration, Transfer and Exchange of Warrants.

(a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of Warrants issued by it and particulars of the respective Warrants held by them and of all transfers of such Warrants. References to the “holder” or “holder of record” of any Warrant shall mean the holder thereof unless the holder shall have presented such Warrant to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Warrants shall be proven by such register and the Company may conclusively rely upon such register.

(b) The holder of any of the Warrants may at any time and from time to time prior to exercise, repurchase or redemption thereof surrender any Warrant held by it for exchange or (subject to compliance with Section 10 hereof) transfer at said office of the Company. On surrender for exchange of the Warrants, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new warrant or warrants of like tenor, in the name of such holder or, upon payment by such holder of any applicable transfer taxes, as such holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrants so surrendered. The Company will pay shipping and insurance charges, from and to each holder’s principal office, involved in the exchange or transfer of any Warrant.

(c) Each Warrant issued hereunder, whether originally or in substitution for, or upon transfer or exchange of, any Warrant shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Warrant for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 12 hereof.

8.2. Replacement of Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Security and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Security held by an institutional holder, an unsecured indemnity agreement from such holder reasonably satisfactory to the Company) or, in the case of any such mutilation, upon the surrender of such Security for cancellation to the Company at its principal office, the Company, at its own expense, will execute and deliver, in lieu thereof, a new Security of like tenor. Any Security in lieu of which any such new Security has been so executed and delivered by the Company shall not be deemed to be outstanding for any purpose of this Agreement.

9. REGULATORY RESTRICTIONS

9.1. Holding Company. If any Warrant holder which is a bank holding company or a subsidiary of a bank holding company (a “Bank Affiliate”) as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder (the “BHCA”) shall acquire or propose to acquire Warrant Shares, and, after giving effect to such acquisition, the Bank Affiliate, together with its Affiliates, would own more than five percent (5%) of the outstanding voting securities of the Company (or its successor), then upon written request by such Bank Affiliate, the Company (or its successor) shall at its sole expense take all commercially reasonable actions requested in writing by such Bank Affiliate and within the Company’s control to permit exercise of this Warrant by such Bank Affiliate in a manner consistent with the rights of such Bank Affiliate hereunder that does not result in a violation by such Bank Affiliate of the BHCA, including, without limitation, designation by the Company of a non-voting class or series of capital stock that, except as to voting, has the same rights, powers, preferences and privileges as the Common Stock. If any such action shall as a matter of law require the consent, approval or vote of the Company’s stockholders (including, but not limited to, amendment of the Company’s Charter), then the Company shall use its reasonable best efforts in good faith to obtain such consent, approval or vote as expeditiously as reasonably possible following such Bank Affiliate’s written request for such action.

10. RESTRICTIONS ON TRANSFER.

10.1. General Restriction. The Securities shall be transferable only upon the satisfaction of the conditions set forth below in this Section 10.

10.2. Restrictions on Transfer. Prior to any transfer of any Securities to any Person other than an Affiliate of the holder of such Securities who is an “accredited investor” as defined in Regulation D under the Securities Act, the holder thereof shall be required to give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee (the “Transfer Notice”). The holder of this Warrant and each Person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that such Person will not transfer this Warrant or any Warrant Stock except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act (or any other rule under the Securities Act related to the disposition of securities), (iii) transfers by or between a Participant and any of its Affiliates who are “accredited investors” as defined in Regulation D under the Securities Act, or (iv) upon the delivery of an opinion of counsel, reasonably satisfactory to the Company, that such transfer is exempt from registration under the Securities Act.

10.3. Restrictive Legends. Except as otherwise permitted by this Section 10, each Security shall bear the legend specified for such Security in Schedule 10.3 hereto.

10.4. Termination of Restrictions. The restrictions and notice requirements imposed by this Section 10 upon the transferability of Securities shall terminate as to any particular Securities when such Securities shall have been effectively registered under the Securities Act and sold or transferred pursuant thereto or otherwise sold pursuant to a Public Sale. Whenever any of such restrictions shall terminate as to any Securities, the holder thereof shall be entitled to receive from the Company, at the Company’s expense, new Securities without such legends.

11. EXPENSES; INDEMNITY.

(a) The Company hereby agrees to pay on demand all reasonable out-of-pocket expenses incurred by the Participants or any holder of any Security issued hereunder in connection with the enforcement of any rights hereunder, or with respect to any Security, including without limitation reasonable attorneys’ fees and costs, whether or not such attorneys are the Participant’s employees, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges incurred by the Participants in connection with the exercise, enforcement or preservation of rights under this Agreement against the Company or the administration thereof (including engineering, appraiser, environmental consulting and investment banking charges).

(b) The Company hereby indemnifies the Participants against and agrees that it will hold the Participants harmless from any claim, demand or liability for any broker’s, finder’s or placement fees or lender’s incentive fees alleged to have been incurred by the Company in connection with the transactions contemplated by this Agreement.

(c) The obligations of the Company under this Section 11 shall survive payment or transfer of the Securities and the termination of this Agreement.

12. NOTICES.

Any notice or other communication in connection with this Agreement or the Securities shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed as provided below (a) when actually delivered or telecopied to said address or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

If to the Company, then to its address set forth on page 1 hereof, to the attention of the President or at such other address as such person shall have specified by notice actually received by the addressor, with a copy to T. Richard Litton, Jr., Esquire, Kaufman & Canoles, 150 West Main Street, Suite 2100, Norfolk, Virginia 23510-3037, facsimile number (757) 624-3169.

If to a Participant, then to its address set forth on the Schedule of Participants, or at such other address as the Participant shall have specified by notice actually received by the addressor, with a copy to Q. Ellis Telford, Esquire, Riemer & Braunstein LLP, Three Center Plaza, Boston, Massachusetts 02108, facsimile number (617) 880-3456.

If to any other holder of record of any Security, to it at its address set forth in the applicable Company register referred to in Section 8 hereof or maintained by the Company with respect to holders of Common Stock.

13. SURVIVAL AND TERMINATION OF COVENANTS.

All covenants, agreements, representations and warranties made by the Company herein or in any other document referred to herein or delivered to the Participants pursuant hereto shall be deemed to have been relied on by the Participants, notwithstanding any investigation made by the Participants or on the Participant’s behalf, and shall survive the execution and delivery to the Participants hereof and of the Securities. All covenants, agreements, representations and warranties made by a Participant herein or in any other document referred to herein or delivered to the Company pursuant hereto shall be deemed to have been relied on by the Company, notwithstanding any investigation made by the Company or on the Company’s behalf, and shall survive the execution and delivery to the Company hereof and the execution and delivery of the Securities to the Participants.

14. AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and holders of at least a majority of all Registrable Securities, with respect to any provision of this Agreement which by its terms operates for the benefit of such respective holders. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each holder of any Security sold pursuant to this Agreement and the Company.

15. CONSENT TO JURISDICTION.

THE COMPANY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS MAY BE MADE BY REGISTERED MAIL TO IT AT THE COMPANY’S ADDRESS SET FORTH ON PAGE 1 HEREOF.

16. WAIVER JURY TRIAL.

THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER FINANCING AGREEMENTS.

17. MISCELLANEOUS.

This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any prior written or oral understandings with respect thereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS WHICH TOGETHER SHALL CONSTITUTE ONE INSTRUMENT AND SHALL BE GOVERNED BY AND CONSTRUED ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

If the foregoing corresponds with the Participants’ understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return one counterpart of the same to the Company, at the address first listed above.

Very truly yours, WORKFLOW MANAGEMENT, INC. By: /s/ Michael L. Schmickle Title: Executive Vice President and Chief Financial Officer

Accepted and agreed to:

FLEET NATIONAL BANK By: /s/ Brian P. Valenti Name: Brian P. Valenti Title: Vice President

BANK ONE, N.A. By: /s/ Michele L. Quentin Name: Michele L. Quentin Title: Assistant Vice President

BANK OF AMERICA By: /s/ Michael J. Fey Name: Michael J. Fey Title: Senior Vice President

COMERICA BANK By: /s/ Gerald R. Finney, Jr Name: Gerald R. Finney, Jr. Title: Vice President

UNION BANK OF CALIFORNIA, N.A. By: /s/ Jeffrey Mumm Name: Jeffrey Mumm Title: Vice President

NATIONAL CITY BANK By: /s/ Kevin M. Knopt Name: Kevin M. Knopt Title: Assistant Vice President

CHEVY CHASE BANK, F.S.B. By: /s/ Chevy Chase Bank, F.S.B

LASALLE BANK NATIONAL ASSOCIATION By: /s/ John G. Eck Name: John G. Eck Title: Senior Vice President

Schedule of Participants

Participant Name and Address	Maximum Aggregate Number of Warrant Shares

1. Fleet National Bank	250,000

2. Bank One, N.A	175,000

3. Comerica Bank	125,000

4. Bank of America	125,000

5. Union Bank of California, N.A	125,000

6. National City Bank	75,000

7. Chevy Chase Bank, F.S.B	50,000

8. LaSalle Bank National Association	75,000

Schedule 10.3

Restrictive Legends

Warrants

“This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act or any applicable state securities laws. Furthermore, this Warrant and any shares acquired upon the exercise of this Warrant may be sold or otherwise transferred only in compliance with the conditions specified in Section 10 of the Warrant Purchase Agreement referred to hereinafter, complete and correct copies of which are available for inspection at the principal office of Workflow Management, Inc. and will be furnished without charge to the holder of this Warrant upon written request.”

Warrant Stock

“The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act or any applicable state securities laws.

These shares may be sold or otherwise transferred only in compliance with the conditions specified in Section 10 of a certain Warrant Purchase Agreement, dated as of January ___, 2003 among the Company and the Participants listed therein (the “Agreement”), complete and correct copies of which are available for inspection at the principal office of the Company and will be furnished without charge to the holder of these shares upon written request.”